EXHIBIT 99.1

MINERA ANDES INC.

December 31, 2011 and 2010

(stated in thousands of United States dollars)

INDEX

Report of Independent Registered Public Accounting Firm		Page 2

Consolidated Financial Statements
•	Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)	Page 3
•	Consolidated Balance Sheets	Page 4
•	Consolidated Statements of Changes in Shareholders’ Equity	Page 5
•	Consolidated Statements of Cash Flows	Page 6
•	Notes to Consolidated Financial Statements	Page 7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of McEwen Mining Inc.

We have audited the accompanying consolidated balance sheets of Minera Andes Inc. as of December 31, 2011 and December 31, 2010 and the related consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2011. These consolidated financial statements are the responsibility of Minera Andes Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Minera Andes Inc. as of December 31, 2011 and December 31, 2010, and its consolidated results of operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2011 in conformity with U.S. generally accepted accounting principles.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

April 4, 2012

MINERA ANDES INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(stated in thousands of United States dollars, except share and per share amounts)

		Year Ended
		December 31,	December 31,
	Note	2011	2010
			(restated - Note 2a)
REVENUE
Income on investment in Minera Santa Cruz S.A.	4	$46,819	$33,691
Less amortization of deferred costs	4	(1,837)	(1,673)
		44,982	32,018
COST AND EXPENSES
General and administrative		9,268	5,435
Property holding costs		97	1,301
Exploration costs		14,686	12,137
Depreciation		81	19
Total costs and expenses		24,132	18,892
Operating income		20,850	13,126

OTHER INCOME (EXPENSE)
Interest income		164	17
Project loan interest expense	4	(1,691)	(2,514)
Project loan interest income	4	1,691	2,514
Unrealized gain (loss) on fair value of derivative liability		6,118	(20,283)
Foreign currency (loss) gain		(590)	462
Total other income (expense)		5,692	(19,804)
Net income (loss) and comprehensive income (loss)		26,542	(6,678)

Earnings (loss) per share
Basic and diluted	5d	$0.09	$(0.03)
Weighted average number of common shares outstanding
Basic		281,617	264,570
Diluted		284,349	264,570

The accompanying notes are an integral part of these consolidated financial statements.

MINERA ANDES INC.

CONSOLIDATED BALANCE SHEETS

(stated in thousands of United States dollars)

		As at
		December 31,	December 31,
	Note	2011	2010
			(restated - Note 2a)
ASSETS
Current:
Cash and cash equivalents		$34,249	$13,834
Short term investments		4,916	—
Dividend receivable	4	8,610	—
Other receivables and prepaid expenses		340	354
Supplies inventory		1,272	—
Project loan interest receivable	4	—	9,121
Total current assets		49,387	23,309
Project loan interest receivable	4	—	587
Project loan receivable	4	—	31,850
Investment in Minera Santa Cruz S.A.	4	87,648	81,610
Equipment, net		1,569	277
Total assets		$138,604	$137,633
LIABILITIES
Current:
Accounts payable and accrued liabilities		$4,978	$3,500
Project loan interest payable	4	—	9,121
Current unrealized fair value derivative liability	5	—	25,288
Total current liabilities		4,978	37,909
Project loan interest payable	4	—	587
Project loan payable	4	—	31,850
Total liabilities		4,978	70,346
SHAREHOLDERS’ EQUITY
Common shares, no par value, unlimited number authorized; 282,958,854 shares as of December 31, 2011 and 266,965,121 shares as of December 31, 2010 issued and outstanding	5	203,000	163,203
Accumulated deficit		(69,374)	(95,916)
Total shareholders’ equity		133,626	67,287
Total liabilities and shareholders’ equity		$138,604	$137,633

Subsequent event (Note 8)

The accompany notes are an integral part of these consolidated financial statements.

MINERA ANDES INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(stated in thousands of United States dollars, except share amounts)

		Common Stock		Accumulated
	Note	# Shares	$	Deficit	Total
		(thousands)
Balance, December 31, 2009		262,909	$158,799	$(89,238)	$69,561
Exercise of stock options		2,245	2,191	—	2,191
Share-based payments		—	260	—	260
Exercise of warrants		1,811	1,303	—	1,303
Fair value of warrants exercised		—	650	—	650
Net loss (restated - Note 2a)		—	—	(6,678)	(6,678)
Balance, December 31, 2010		266,965	$163,203	$(95,916)	$67,287
Exercise of stock options		780	1,261	—	1,261
Share-based payments		—	338	—	338
Exercise of warrants		15,214	19,028	—	19,028
Fair value of warrants exercised			19,170	—	19,170
Net income		—	—	26,542	26,542
Balance, December 31, 2011		282,959	$203,000	$(69,374)	$133,626

The accompanying notes are an integral part of these consolidated financial statements.

MINERA ANDES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(stated in thousands of United States dollars)

	Year Ended
	December 31,	December 31,
	2011	2010
		(restated - Note 2a)
Cash provided by (used in):
Operating Activities:
Net income (loss)	$26,542	$(6,678)
Adjustments to reconcile net income to net cash provided by operating activities:
Net income from Investment in Minera Santa Cruz S.A.	(44,982)	(32,018)
(Gain) loss on disposal of assets	(15)	1
Project loan interest expense	1,691	2,514
Project loan interest income	(1,691)	(2,514)
Depreciation	81	19
Share-based payments	338	260
Unrealized loss on fair value of derivative liability	(6,118)	20,283
Change in:
Increase in other assets related to operations	(1,258)	(102)
Increase in liabilities related to operations	1,068	750
Cash used in operating activities	(24,344)	(17,485)
Investing Activities:
Purchase of equipment	(969)	(277)
Proceeds on sale of equipment	21	—
Short-term investments (net)	(4,916)	—
Investment in Minera Santa Cruz S.A.- loan and interest repayment	30,334	9,230
Project loan interest receivable	9,121	406
Project loan receivable	31,850	—
Cash provided by investing activities	65,441	9,359
Financing Activities:
Common shares issued	20,289	3,494
Project loan payable	(31,850)	—
Project loan interest payable	(9,121)	(406)
Cash provided by financing activities	(20,682)	3,088
Increase (decrease) in cash and cash equivalents	20,415	(5,038)
Cash and cash equivalents, beginning of year	13,834	18,872
Cash and cash equivalents, end of year	$34,249	$13,834

The accompanying notes are an integral part of these consolidated financial statements.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

1.     NATURE OF OPERATIONS

Minera Andes Inc. (“Minera Andes”, “MAI” or the “Company”) is in the business of acquiring, exploring and evaluating mineral properties, and based on the results of such evaluation, either developing these properties further (by way of joint venture or otherwise) or disposing of them.

The Company’s assets are comprised primarily of (i) a 49% equity interest in Minera Santa Cruz S.A. (“MSC”) which owns the San José gold/silver mine in Santa Cruz, Argentina (the “San José Mine”); (ii) a 100% interest in the Los Azules Copper Project in San Juan, Argentina, and (iii) interests in various exploration stage properties in the San Juan, Santa Cruz and Chubut Provinces of Argentina.

The San José Mine is a joint venture between the Company and Hochschild Mining plc pursuant to which title to the assets is held by MSC, an Argentinean corporation.  MSC is owned, as to 49%, by Minera Andes S.A. (“MASA”), an indirect wholly-owned subsidiary of Minera Andes and, as to 51%, by Hochschild Mining (Argentina) Corporation S.A., a subsidiary of Hochschild Mining plc (together with its affiliates and subsidiaries, “Hochschild”).  The San José Mine began commercial production in 2008 and is operated by Hochschild.

Effective January 24, 2012, Minera Andes ceased to be a reporting issuer as a result of its acquisition by US Gold Corporation to form McEwen Mining Inc.

2.     SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

These audited financial statements have been compiled in United States (“U.S.”) dollars in accordance with accounting principles generally accepted in United States (“US GAAP”) using the following significant accounting policies:

a.   Restatement of Previously Issued Financial Statement

The consolidated financial statements as at and for the year ended December 31, 2010 has been restated to correct an understatement of depreciation expense on the income of MSC that was based on financial data reported to the Company by MSC.  The restatement has the effect of decreasing the net investment in MSC as at December 31, 2010 by $3.7 million and decreasing income on investment in MSC for the year ended December 31, 2010 by the same amount.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

The impact of this restatement on the 2010 consolidated financial statements is as follows:

	As Previously Reported	Restatement	As Restated
	(in thousands, except per share)
Balance Sheet as at December 31, 2010
Investment in Minera Santa Cruz	$85,264	$(3,654)	$81,610
Total assets	$141,287	$(3,654)	$137,633
Accumulated deficit	$(92,262)	$(3,654)	$(95,916)
Total shareholders’ equity	$70,941	$(3,654)	$67,287

Consolidated Statement of Operations and Other Comprehensive Loss for the year ended December 31, 2010
Income on investment in Minera Santa Cruz	$37,345	$(3,654)	$33,691
Net loss and other comprehensive loss	$(3,024)	$(3,654)	$(6,678)
Basic loss per share	$(0.01)	$(0.02)	$(0.03)

b.   Basis of Presentation and Principles of Consolidation

These consolidated financial statements include the accounts of the Company and all of its subsidiaries and investments, including its principal subsidiaries, MASA, Andes Corporacion Minera S.A. (“ACMSA”), Minera Andes (USA) Inc. (“MUSA”), Las Yaretas S.A. (“LYSA”), as well as other non-significant subsidiaries.  As stated above, MASA holds the Company’s interest in MSC. All significant intercompany transactions and balances have been eliminated from the consolidated financial statements.

The Company’s investment in MSC, is accounted for by the equity method.

c.   Foreign Currency Translation

The functional currency for the Company’s operations is the U.S. dollar.  All monetary assets and liabilities where the functional currency is not the U.S. dollar are translated at current exchange rates at each balance sheet date and the resulting adjustments are included in a separate line item under other income (expense).  Revenue and expense in foreign currencies are translated at the average exchange rates for the period.  Canadian dollars are shown as C$.

d.   Cash and Cash Equivalents

Cash and cash equivalents include cash, and those short-term money market instruments that are readily convertible to cash with an original term of less than 90 days.

e.   Investments

Investments, over which we exert significant influence, are accounted for using the equity method.  Under this method, our share of earnings and losses is included in the statement of operations and the balance of the investment is adjusted by a like amount.  Where there has been a loss in value that is other than a temporary decline, the carrying value is reduced to its fair value.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

f.    Equipment and Depreciation

Equipment is recorded at cost, and depreciation is provided on a declining—balance basis over estimated useful lives.

g.   Property Holding Costs

Holding costs to maintain a property on a care and maintenance basis are expensed in the period they are incurred.  These costs include lease and claim fees and payments, and environmental monitoring and reporting costs.

h.   Exploration Costs

Exploration costs include costs incurred to identify new mineral resources, evaluate potential resources, and convert mineral resources into proven and probable reserves.  The definition of proven and probable reserves is set forth in the United States Securities Exchange Commission Industry Guide 7. Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geological character is so well defined that size, shape, depth and mineral content of the reserves are well-established. Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observations.  As at December 31, 2011, none of the Company’s mineralized properties, except for the Company’s investment in MSC, contain resources that satisfy the definition of proven and probable reserves.  As a result, all exploration costs are expensed as incurred.

Deferred exploration costs associated with the Company’s investment in MSC is amortized using the units of production method over the proven and probable reserves.

i.    Income Taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of liabilities and assets and the related income tax basis for such liabilities and assets.  This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect.  The Company derives the deferred income tax charge or benefit by recording the change in either the net deferred income tax liability or asset balance for the year.  The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

j.   Per Share Amounts

Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company and are computed in accordance with the treasury stock method based on the average number of common shares and dilutive common share equivalents outstanding.

k.   Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP.  The preparation of the Company’s consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The more significant areas requiring the use of management estimates and assumptions relate to valuation allowances for deferred tax assets; reserves for contingencies and litigation; and estimates with respect to assumptions regarding stock-based compensation expense.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results may differ significantly from these estimates.

l.   Stock-Based Compensation

The Company accounts for stock options at fair value.  The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option.

m.    Reclamation Obligations

The Company’s exploration activities are subject to various governmental laws and regulations relating to the protection of the environment. These environmental regulations are continually changing and are generally becoming more restrictive. The Company has made, and intends to make in the future, expenditures to comply with such laws and regulations. This policy is directed only at the Company’s properties. The asset retirement obligation related to the investment in MSC is recorded on the financial statements of MSC.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

n.    Warrants

For fiscal years beginning after December 15, 2008, share purchase warrants denominated in a currency that is not the functional currency of the Company are accounted for as a liability, with the change in fair value recorded in the statement of operations.

o.     Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011.

The carrying values of financial instruments approximate their fair values.  These financial instruments include cash and cash equivalents, short-term investments, accounts receivables, accounts payable and accrued liabilities.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

p.     Supplies Inventory

Supplies inventory are comprised of consumable drill components that are generally used during each drilling season. The Company carries supplies inventory at cost.

3.     MINERAL PROPERTIES

Los Azules Copper Project, Argentina

Los Azules is an advanced-stage porphyry copper exploration project located in the cordilleran region of San Juan Province, Argentina near the border with Chile.  It is accessible by road and the elevation at site ranges between 11,500 feet — 14,750 feet (3,500 m — 4,500 m) above sea level. The deposit is located on a copper porphyry belt host to some of the world’s largest copper mines and Los Azules represents a traditional porphyry copper system. The property encompasses 80 square miles (206 sq. km) and surrounds a large alteration zone that is approximately 5 miles (8 km) long by 1.2 miles (2 km) wide.  Annual land holding costs are approximately $0.01 million.

Minera Andes is currently subject to ongoing litigation regarding the Los Azules Copper Project. TNR Gold Corp. (“TNR Gold”) and its subsidiary, Solitario Argentina S.A. (“Solitario” and together with TNR Gold, “TNR”) claim that certain properties that comprise the Los Azules Copper Project were not validly transferred to Minera Andes and therefore should be returned to TNR. In the alternative, TNR claims that even if Minera Andes validly owns the Los Azules Copper Project, TNR has a 25% back-in right to a substantial portion of the Los Azules project underlying known mineral resources that may be exercised to acquire a 25% interest in such part of the property. TNR has also claimed damages.

Minera Andes is not able to estimate the potential financial loss or range of loss arising from this claim. If resolved adversely to Minera Andes, this litigation could materially adversely affect the value of Minera Andes by reducing or terminating its interest in a significant portion of the Los Azules Copper Project and its ability to develop the Los Azules Copper Project. Alternatively, Minera Andes could be subject to a significant damages award payable to TNR.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

Santa Cruz Projects, Argentina

The Company has been actively exploring in the region since 1997. The properties have been acquired on the basis of geologic and geochemical reconnaissance. Annual land holding costs are approximately $0.02 million.

4.    INVESTMENT IN MINERA SANTA CRUZ (“MSC”) — San José Mine

The Company’s interest in, and the affairs of, MSC are governed by an Option and Joint Venture Agreement dated March 15, 2001, as amended, between the Company, MASA and Hochschild (the “OJVA”).  Under the OJVA the Company is entitled to appoint one of the three members of the Board of Directors of MSC and Hochschild is entitled to appoint the balance of the members of the Board of Directors of MSC.  The OJVA grants the Company a “veto” in respect of certain matters regarding the affairs of MSC and the operation of the San José Mine.  In addition the OJVA grants the Company certain approval rights with respect to new project capital expenditures and exploration.

The development and the subsequent commencement of construction of the San José Mine under the OJVA was financed by the Company and Hochschild under successive loan agreements (“Shareholder Loan Agreements”).  The construction of the San José Mine as a 750 tonnes per day facility and the subsequent expansion to a 1,500 tonnes per day facility was financed by the Company and Hochschild with a combination of project finance loans and shareholder loans.

A summary of the amounts owed by MSC under the OJVA financing agreements are as follows (in thousands of US dollars):

	Payable to, as at
	December 31, 2011		December 31, 2010
	MAI	Hochschild	MAI	Hochschild
Project finance loan agreement
Principal	$—	$—	$31,850	$33,150
Interest	—	—	9,708	—
Shareholder loan agreement
Principal	—	—	24,213	25,239
Interest	—	—	5,021	5,428
Total payable by MSC	$—	$—	$70,792	$63,817

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

a)  Project Finance Loan Agreement

Definitive project finance loan documentation (the “Project Finance Loan Agreement”) was completed September 17, 2010 between the Company, MSC and by assignment, Hochschild Mining Holdings Limited (the “Hochschild Lender”), an affiliate of Hochschild Mining plc.

Prior to this date, project financing for the San José Mine was governed by an agreement dated June 29, 2007, as amended, (the “Project Loan Letter Agreement”) between the Company, MSC and by assignment, the Hochschild Lender.

Pursuant to the Project Finance Loan Agreement, which reflects earlier documentation, the Hochschild Lender and the Company agreed to provide MSC with a permanent secured project loan (the “Project Loan”) in the aggregate amount of $65 million.  The Project Finance Loan Agreement was structured as loans to MSC by the Company and the Hochschild Lender in amounts proportionate to their shareholdings in MSC.

The Project Finance Loan Agreement affirms the concepts of the Project Loan Letter Agreement, which provides that the loan to be made by the Company to MSC would be structured as (i) a loan by the Hochschild Lender to the Company (the “Project Loan Payable”); and (ii) a corresponding loan by the Company to MSC (the “Project Loan Receivable”) on the same terms as the preceding loan by the Hochschild Lender to the Company.  Both the Project Loan Payable and the Project Loan Receivable bear interest at the same rate and upon the same terms (including repayment).

The amounts owed under the Project Finance Loan Agreement by the Company to the Hochschild Lender were unsecured except that, as security for the loan made by the Hochschild Lender to the Company, the Company pledged to the Hochschild Lender, its right to the repayment of the corresponding loans made by the Company to MSC.

The amounts advanced under the Project Finance Loan Agreement carried a fixed interest rate of 7.00%.

During the third quarter of 2011, the entire project finance loan and interest balance outstanding as at December 31, 2010, along with interest accrued during 2011, was repaid in full to the Hoschild Lender by MSC on the Company’s behalf as per the terms of this agreement.

b)  Shareholder Loan Agreement

Financing for the initial development of the San José Mine was provided by shareholder loans to MSC by the Company and Hochschild in amounts proportionate to their shareholdings in MSC.

The amounts advanced under the shareholder loans carried a fixed interest rate of 7.00%.

During the third quarter of 2011, the entire shareholder loan and interest balance outstanding as at December 31, 2010, along with interest accrued during 2011, was received in full by the Company.

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

c)  Investment in MSC

The Company’s share of earnings and losses from its investment in MSC is included in the consolidated statement of income (loss) and comprehensive income (loss) and includes 49% of MSC’s net income of $87.0 million for the year ended December 31, 2011, and net income of $60.3 million for the year ended December 31, 2010.

On December 23, 2011, MSC declared a dividend, which was received by the Company in February 2012.

The movement in the Company’s investment in MSC is comprised of the following:

	As at
	December 31,	December 31,
	2011	2010
		(restated - Note 2a)

Investment in MSC, beginning of year:	$81,610	$58,822
Income from equity investment	43,626	29,537
Amortization of pre - 2008 capitalized interest income on loans to MSC	2,039	1,858
Interest expensed by MSC and included in equity method pickup, net of income taxes	1,154	2,296
Income on Investment in MSC	46,819	33,691
Less:
Amortization of deferred costs	(1,837)	(1,673)
Repayment of loan principal and interest	(30,334)	(9,230)
Dividend declared	(8,610)	—
Investment in MSC, end of year	87,648	81,610

	Year Ended
	December 31,	December 31,
	2011	2010
		(restated - Note 2a)
Summary of MSC’s financial information from operations
Sales - MSC 100%	325,302	$220,825
Net income - MSC 100%	89,033	60,280
Minera Andes Inc.’s portion - 49%	43,626	29,537
Equity adjustments:
Amortization of pre - 2008 capitalized interest income on loans to MSC	2,039	1,858
Interest expensed by MSC and included in equity method pickup, net of income taxes	1,154	2,296
Income on investment in MSC	46,819	33,691
Less: amortization of deferred costs	(1,837)	(1,673)
Net income on investment in MSC	$44,982	$32,018

MINERA ANDES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2011

5.    SHARE CAPITAL

a.     Authorized

Authorized share capital consists of unlimited common shares, without par value, and unlimited number of preferred shares, without par value.

	Common Stock
	Number of shares	Amount
	(thousands)
Outstanding as at January 1, 2010	262,909	$158,799
Exercise of stock options	2,245	2,191
Share-based payments	—	260
Exercise of warrants	1,811	1,303
Fair value of warrants exercised	—	650
Outstanding as at December 31, 2010	266,965	$163,203
Exercise of stock options	780	1,261
Share-based payments	—	338
Exercise of warrants	15,214	19,028
Fair value of warrants exercised	—	19,170
Outstanding as at December 31, 2011	282,959	$203,000

b.     Stock Options

The aggregate number of shares issuable upon exercise of all options granted under the Minera Andes Stock Option Plan (the “Plan”) shall not exceed 10% of the Company’s issued and outstanding common shares up to a maximum of 18,940,243 shares. Under the Plan, no participant may be granted an option to purchase shares which exceeds the number of shares permitted to be issued under the Plan pursuant to the rules or policies of any stock exchange on which the common shares are then listed. Under the Plan, the exercise price of each option shall be determined by the directors and shall not be less than the closing price of the Company’s common shares on the stock exchange on which the shares are listed on the last trading day immediately preceding the day on which the options are granted.

Options granted under the Plan will not be transferable and, if not exercised but subject to the authority of the Board to extend such time, will expire twelve (12) months following the date the optionee ceases to be a director, officer, employee or consultant of the Company by reason of death, or three (3) months after ceasing to be a director, officer, employee or consultant of the Company for any reason other than death.

Stock options granted to a director, officer, employee, or consultant are exercisable for either a five or ten year period. Incentive stock options granted either vest immediately or 33 1/3% at each twelve (12) month interval following the date of grant, or 25% at each six (6) month interval following the date of grant.

MINERA ANDES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

The fair value of the options granted under the Plan was estimated at the date of grant, using the Black-Scholes Option Valuation Model, with the following weighted-average assumptions;

	2011	2010
Risk-free interest rate	—	2.70% to 2.87%
Dividend yield	—	n/a
Volatility factor of the expected market price of common stock	—	74% to 75%
Weighted-average expected life of option	—	4.8 years
Weighted-average grant date fair value	—	C$0.62

As at December 31, 2011, 5,997,243 (2010 — 5,307,243) options were available for grant under the Plan.  In connection with the vesting of certain non-employees, employees and directors stock options, the Company recorded stock option compensation for the year ended December 31, 2011, of $0.3 million (2010 - $0.3 million).

A summary of the status of the Plan as of December 31, 2011, and December 31, 2010, and changes during the years ended is as follows:

	Shares	Weighted Average Exercise Price		Weighted Average Remaining Contractual Life (Years)	Intrinsic Value
	(in thousands, except per share and year data)

Balance at December 31, 2009	7,835	C$	1.27
Granted	1,242	C$	1.03
Exercised	(2,245)	C$	0.99		C$	3,428
Forfeited	(940)	C$	1.35
Expired	(590)	C$	1.49
Balance at December 31, 2010	5,302	C$	1.29	2.19
Exercised	(780)	C$	1.57		C$	915
Forfeited	(665)	C$	1.47
Balance at December 31, 2011	3,857	C$	1.20	1.6	C$	1,291
Exercisable at December 31, 2011	2,902	C$	1.27	1.1	C$	758

MINERA ANDES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

c.   Warrants

A summary of the status of the outstanding warrants as at December 31, 2011, and December 31, 2010, and changes during the years ended on those dates is as follows:

	Year ended
	December 31, 2011			December 31, 2010
	Warrants	Weighted Avg. Exercise Price		Warrants	Weighted Avg. Exercise Price
	(thousands)			(thousands)
Outstanding and exercisable at beginning of year	15,244	C$	1.25	17,055	C$	1.20
Issued	—	—		—	—
Expired	(30)	1.25		—	—
Exercised	(15,214)	1.25		(1,811)	0.73
Outstanding and exercisable at end of year	—	—		15,244	C$	1.25

On December 29, 2010, the Company issued a notice of the accelerated expiry of all outstanding warrants which were issued pursuant to a “bought deal” underwritten financing completed in August 2009.  Each warrant was exercisable to purchase one common share of the Company at a price of C$1.25 per common share until August 19, 2014.  Pursuant to the terms of the warrant indenture governing the warrants, the expiry of the warrants was accelerated to January 31, 2011 as the volume weighted average trading price of the underlying common shares listed on the TSX was greater than C$2.50 for 20 consecutive trading days.

The Company had 15,244,000 warrants outstanding as at December 31, 2010.  Accordingly, this amount was recorded as a liability.  At December 31, 2010 the fair value of the warrants outstanding resulted in a liability of $25.3 million with the change in fair value of $20.3 million recorded in the statement of income (loss) and other comprehensive income (loss).

As of January 31, 2011, 15,213,733 of the remaining outstanding warrants from December 31, 2010 had been exercised and the remaining unexercised 30,267 warrants were cancelled and thereafter were of no force or effect.

In accordance with ASC Section 820, a fair value level needs to be assigned to financial instruments measured at fair value.  The fair value of the warrants are determined in accordance with fair value level 2: determined using inputs other than quoted prices included within level 1 (quoted market prices in active markets for identical assets/liabilities) that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

The Company used the following assumptions in a Black Scholes Option pricing model to calculate the fair value of the warrants at December 31, 2010:

Volatility:  81%

Risk-free interest rate:  1.7%

Expected life:  0.08 years

Dividend rate:  0%

MINERA ANDES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

d. Basic and Diluted Income per Common Share

For the year ended December 31, 2011, potentially dilutive common shares relating to options and warrants outstanding totaling 2,223,380 and 508,859, respectively, were included in the computation of earnings per share.

For the year ended December 31, 2010, all options and warrants outstanding were not included in the computation because their effect was anti-dilutive.

	Year Ended
	December 31,	December 31,
	2011	2010
	(in thousands except per share amounts)
		(restated - Note 2a)

Net income (loss) available to shareholders	$26,542	$(6,678)

Weighted average shares outstanding
Basic	281,617	264,570
Effect of dilutive stock options	2,223	—
Effect of dilutive warrants	509	—
Diluted	284,349	264,570

Net earnings (loss) per share
Basic	$0.09	$(0.03)
Diluted	$0.09	$(0.03)

6.  RELATED PARTY TRANSACTIONS

The Company pays a management service fee to a related party, 2083089 Ontario Inc. (“208”) under the terms of a management services agreement.  208 is a company controlled by Mr. McEwen, the chairman and chief executive officer of the Company and beneficial owner of more than 5% of our voting securities. Mr. McEwen is also the chief executive officer and director of 208, which provides management services to a number of entities in which Mr. McEwen has significant equity interests. The management service fees cover inter-alia, rent, personnel, office expenses, and other administrative services on a cost recovery basis. During the year ended December 31, 2011, the Company paid $172,723 to 208 while the Company paid $153,329 in 2010.

Beginning in the second quarter of 2010, an aircraft owned and operated by Lexam L.P. (of which Mr. McEwen is a limited partner and beneficiary) has been made available to the Company in order to expedite business travel. In his role as Chairman and CEO of Minera Andes as well as being an executive with other mining companies, Mr. McEwen must travel extensively and frequently on short notice.

MINERA ANDES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

The Company is able to charter the aircraft from Lexam L.P. at a preferential rate. The Company’s independent board members have approved a policy whereby only the variable expenses of operating this aircraft for business related travel are eligible for reimbursement. The hourly amount that the Company has agreed to reimburse Mr. McEwen is well under half the full cost per hour of operating the aircraft or equivalent hourly charter cost and in any event less than even Mr. McEwen’s preferential charter rate.

Where possible, trips also include other company personnel, both executives and non-executives, to maximize efficiency.  During the year ended December 31, 2011, the Company incurred costs of $131,782 (2010 - $120,791) related to business use of Lexam L.P.’s private aircraft.

During the fourth quarter of 2011, as a result of moving the Company’s corporate office, the Company incurred net rent and office expenses of $51,113, charged by McEwen Mining Inc. (“McEwen Mining”).  Mr. McEwen is the Chief Executive Officer of McEwen Mining and holds a 25% ownership in McEwen Mining, which is a publicly listed company, trading on the New York Stock Exchange and the Toronto Stock Exchange.  As at December 31, 2011 the full balance remains outstanding and has been recorded in accounts payable and accrued liabilities.

MSC is also a related party of the Company.  The Company owns 49% of MSC.  See note 4.

7.  INCOME TAXES

The tax effects of the temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows:

	Year Ended December 31,
	2011	2010
Net operating losses	$10,149	$5,565
Undeducted interest expense	2,714	3,226
Capital losses	736	563
Intangible property	598	—
Undeducted financing costs	242	485
Equipment	6	3
Deferred interest	—	127
Deferred exploration costs	14,235	9,201
Valuation allowance	(28,680)	(19,170)
Deferred tax assets (liabilities)	$—	$—

MINERA ANDES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

The provision for income taxes differ from the amount established using the statutory income tax rate of 28.25% (2010 —

31.00%) as follows:

	As at December 31,
	2011	2010
Income expense (benefit) at Canadian statutory rate	$7,498	$(2,070)

Permanent difference	(3,538)	5,527
Non-deductible share-based payments	96	79
Difference between deferred and current tax rates	(599)	(467)
Foreign income taxes at other than Canadian statutory rate	(595)	1,015
Foreign exchange losses on revaluation of future income tax balances	—	45
Effect of tax rate on Minera Santa Cruz S.A. income	(12,096)	(10,739)
Increase in valuation allowance	9,510	8,654
Impact from true up adjustments	(317)	(2,334)
Other	41	290
Tax expense	$—	$—

The Company’s deferred tax assets include approximately $0.2 million (2010 - $0.5 million) related to deductions for share issue costs in excess of amounts deducted for financial reporting purposes. If and when the valuation allowance related to these amounts is reversed, the Company will recognize this benefit as an adjustment to share capital as opposed to income tax expense in the Statement of Income (Loss) and Comprehensive Income (Loss).

The valuation allowance as at December 31, 2011 was increased by $9.5 million (2010 - $8.7 million), reflecting mainly the tax effect of the investment in Minera Santa Cruz and loss carry-forwards.  The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and this causes a change in management’s judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.  As management of the Company does not currently believe that it is more likely than not that the Company will receive the benefit of this asset, a valuation allowance equal to the net deferred tax asset has been established at both December 31, 2011 and December 31, 2010.

As at December 31, 2011, the Company has estimated net operating loss carry-forwards available to reduce taxable income in future years as follows:

Country	Amount	Expiration Dates

Argentina	$22,668,304	2013 – 2016
Canada	$8,857,429	2014 – 2031

Within Canada the Company also has a capital loss carry-forward of approximately $2.9 million which can be carried forward indefinitely.

MINERA ANDES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2011

8.  SUBSEQUENT EVENT

On January 24, 2012, McEwen Mining Inc. (‘McEwen Mining”) completed through a court-approved plan of arrangement under Alberta law, the acquisition of Minera Andes Inc. (“the Arrangement”), under which Minera Andes became an indirect wholly-owned subsidiary of McEwen Mining.  On the closing date of the Arrangement, holders of Minera Andes’ common stock received a number of exchangeable shares of McEwen Mining-Minera Andes Acquisition Corp. (“2012-Exchangeable Shares”), an indirect wholly-owned Canadian subsidiary of McEwen Mining, equal to the number of Minera Andes shares, multiplied by the exchange ratio of 0.45.  In the aggregate, Minera Andes shareholders received 127,331,498 2012-Exchangeable Shares.